[LOGO]PHOENIX                                                                                     EXHIBIT 99.1

The Phoenix Companies, Inc.
One American Row
PO Box 5056
Hartford CT 06102-5056                                        N  E  W  S     R  E  L  E  A S E
PhoenixWealthManagement.com

For Immediate Release
                  THE PHOENIX COMPANIES, INC. REPORTS SUBSTANTIALLY IMPROVED Q2 2004 RESULTS

HARTFORD, Conn., July 29, 2004 - The Phoenix Companies, Inc. (NYSE:PNX) today reported substantially improved second quarter 2004 results.

HIGHLIGHTS FOR THE SECOND QUARTER 2004:

•   Net income improved to $14.4 million from a $49.6 million loss in the 2003 second quarter.
•   Life and Annuity segment income was up 22 percent from the 2003 second quarter and at its highest level since the 2001 second quarter.
    -   Annuities posted earnings growth for the fourth consecutive quarter.
    -   Life insurance results continued to reflect solid fundamentals.
•   Asset Management segment earnings were positive due to an improved operating margin compared to the 2003 second quarter.

Earnings Summary                                          Second           Second
($ in millions, except per share amounts)                 Quarter          Quarter
                                                           2004             2003 1         Change
                                                       --------------    ------------    -----------
Life Insurance                                              $29.9            $29.2            $0.7
Annuities                                                     3.9             (1.4)            5.3
                                                       --------------    ------------    -----------
Life and Annuity Segment                                     33.8             27.8             6.0
Asset Management Segment                                      0.1             (5.7)            5.8
                                                       --------------    ------------    -----------
Operating Segment Income                                     33.9             22.1            11.8
Venture Capital Segment                                       4.4              5.8            (1.4)
Corporate and Other Segment                                 (16.0)           (12.5)           (3.5)
                                                       --------------    ------------    -----------
Total Segment Income, Before Income Taxes                    22.3             15.4             6.9
Applicable Income Taxes                                       5.7              3.5             2.2
                                                       --------------    ------------    -----------
Total Segment Income 2                                       16.6             11.9             4.7
Realized Gains (Losses), After Income Taxes                   8.6            (59.2)           67.8
Other                                                       (10.8)            (2.3)           (8.5)
                                                       --------------    ------------    -----------
Net Income (Loss)                                           $14.4           $(49.6)          $64.0
                                                       ==============    ============    ===========
Earnings Per Share Summary
Total Segment Income Per Share 2
    Basic                                                    $0.18            $0.13           $0.05
    Diluted                                                  $0.16            $0.13           $0.03
Net Income (Loss) Per Share
    Basic                                                    $0.15           ($0.53)          $0.68
    Diluted                                                  $0.14           ($0.53)          $0.67
Weighted Average Shares Outstanding (thousands)
    Basic                                                    94,644          94,150
    Diluted                                                 101,294          94,150

   1  As previously disclosed in Phoenix's 2003 Annual Report on Form 10-K, second quarter 2003 net income and earnings per share amounts have been restated to reflect a $0.1 million, or $0.0 per basic and diluted share, charge related to a change in accounting methodology for certain sponsored collateralized debt obligation pools
(CDOs).
   2  Total segment income is a non-GAAP financial measure that is presented in a manner consistent with the way management evaluates operating results. A reconciliation of non-GAAP financial measures to GAAP is provided in the tables at the end of this release.

                                                    -more-

The Phoenix Companies, Inc...2

    The Phoenix Companies, Inc. today reported second quarter 2004 net income of $14.4 million, or $0.14 per diluted share, compared with a net loss of $49.6 million, or a $0.53 loss per share, reported in the 2003 second quarter. The 2003 quarter included a $60.4 million non-cash charge relating to the impairment of three international equity investments including Aberdeen Asset Management. In the 2004 second quarter, total segment income was $16.6 million, or $0.16 per diluted share, a 40 percent increase from the $11.9 million, or
$0.13 per diluted share, reported in the prior year's second quarter.
    "Our profitability continued to improve this quarter," said Dona D. Young, chairman, president and chief executive officer. "Life and Annuity earnings were at their highest level in three years, reflecting both our strong fundamentals and solid position in our target high-net-worth market. Our second quarter Asset Management results reflect continued progress on the execution of our turnaround plan, and they also highlight areas we need to fix to make this business a meaningful contributor to earnings.
    "As anticipated, Life and Annuity sales dropped slightly this quarter due to the sale of our retail broker-dealer operations to Linsco/Private Ledger (LPL) as well as our decision to avoid aggressive no-lapse guarantees that are currently popular in the market. We are very pleased with the number of advisors who have transferred their business to LPL from our former retail broker-dealers. Importantly, going forward, we are expanding our distribution relationship with LPL, adding life and annuity products to our existing asset management offerings," she said.
    Mrs. Young noted another major action step announced today in a separate news release, the signing of a seven-year information technology infrastructure services agreement with EDS. "This outsourcing agreement will result in significant cost savings and is consistent with our technology strategy. It will allow us to take advantage of EDS' infrastructure expertise, processes and tools and focus our own resources on what we do best as a manufacturer, including designing IT applications that support our products and services," she said.
    Phoenix expects to realize $65 to $70 million in expense savings over the course of the seven-year contract with EDS, excluding after-tax transition costs of $10 to $14 million to be incurred through early 2005. These savings are part of the previously announced expense reduction targets.

                                                    -more-

The Phoenix Companies, Inc...3

YEAR TO DATE RESULTS

Earnings Summary                                           Year To         Year To
($ in millions, except per share amounts)                   Date             Date
                                                            2004            2003 1          Change
                                                       --------------    ------------    -----------
Life Insurance                                              $52.9            $52.4            $0.5
Annuities                                                     6.7             (6.6)           13.3
                                                       --------------    ------------    -----------
Life and Annuity Segment                                     59.6             45.8            13.8
Asset Management Segment                                      0.2            (11.5)           11.7
                                                       --------------    ------------    -----------
Operating Segment Income                                     59.8             34.3            25.5
Venture Capital Segment                                      16.0             29.7           (13.7)
Corporate and Other Segment                                 (28.7)           (23.9)           (4.8)
                                                       --------------    ------------    -----------
Total Segment Income, Before Income Taxes                    47.1             40.1             7.0
Applicable Income Taxes                                      13.0             11.0             2.0
                                                       --------------    ------------    -----------
Total Segment Income 2                                       34.1             29.1             5.0
Realized Gains (Losses), After Income Taxes                  10.3            (71.6)           81.9
Other                                                       (13.4)            (5.8)           (7.6)
                                                       --------------    ------------    -----------
Net Income (Loss)                                           $31.0           $(48.3)          $79.3
                                                       ==============    ============    ===========
Earnings Per Share Summary
Total Segment Income Per Share 2
    Basic                                                    $0.36            $0.31           $0.05
    Diluted                                                  $0.34            $0.31           $0.03
Net Income (Loss)  Per Share
    Basic                                                    $0.33           ($0.51)          $0.84
    Diluted                                                  $0.30           ($0.51)          $0.81
Weighted Average Shares Outstanding (thousands)
    Basic                                                    94,569          94,099
    Diluted                                                 101,645          94,099

   1  As previously disclosed in Phoenix's 2003 Annual Report on Form 10-K, net income and earnings per share amounts for first and second quarter 2003 have been restated to reflect a combined $1.9 million, or $0.02 per basic and diluted share, charge related to a change in accounting methodology for certain sponsored collateralized debt obligation pools (CDOs).
   2  Total segment income is a non-GAAP financial measure that is presented in a manner consistent with the way management evaluates operating results. A reconciliation of non-GAAP financial measures to GAAP is provided in the tables at the end of this release.

    The company reported year-to-date 2004 net income of $31.0 million, or $0.30 per diluted share, compared with a net loss of $48.3 million, or a $0.51 loss per share, through June 30, 2003. Year-to-date 2004 total segment income of $34.1 million, or $0.34 per share, rose 17 percent from the $29.1 million, or $0.31 per diluted share, of total segment income reported through June 30, 2003.

SEGMENT RESULTS
    Phoenix has two operating segments, "Life and Annuity" and "Asset Management," and two reporting segments,
"Venture Capital" and "Corporate and Other." The Corporate and Other segment includes unallocated capital, interest expense and other expenses, and certain businesses not of sufficient scale to report independently.

                                                    -more-

The Phoenix Companies, Inc...4

Life and Annuity Segment
    The Life and Annuity segment had pre-tax income of $33.8 million in the second quarter of 2004, a 22 percent increase from the $27.8 million reported in the prior year's second quarter and the highest level since the 2001 second quarter. The improvement reflects strong persistency and mortality as well as wider investment spreads. The life insurance business had second quarter pre-tax income of $29.9 million, compared with $29.2 million reported in the 2003 second quarter. The annuity business showed significant improvement in the second quarter with pre-tax income of $3.9 million, up from a $1.4 million loss in the second quarter of 2003, reflecting higher fees as a result of increased funds under management.
    Total wholesaled life sales were $36.5 million in the 2004 second quarter, compared with $38.0 million in the prior year's second quarter. As anticipated, sales decreased from WS Griffith, which Phoenix sold to
Linsco/Private Ledger (LPL) during the second quarter. However, approximately 45 percent of the former WS
Griffith advisors joined LPL, and the transaction includes a marketing agreement under which Phoenix will have the opportunity to distribute its products through all of LPL's more than 5,500 registered representatives.
    Wholesaled annuity deposits decreased to $137.9 million in the second quarter of 2004 from $257.4 million in the prior year's second quarter. This was due primarily to lower sales from WS Griffith, and the company's
October 2003 strategic decisions to discontinue sales of deferred fixed annuities and to focus annuity wholesaling on select distribution relationships.
    Wholesaled life and annuity sales exclude private placement deposits.
    Total private placement life and annuity deposits were $85.5 million in the second quarter of 2004, compared with $133.7 million in the prior year's second quarter. Deposits from private placement sales can vary widely from quarter to quarter because they involve fewer, but significantly larger, cases.

Asset Management Segment
    The Asset Management segment reported pre-tax income of $0.1 million in the second quarter of 2004, improving significantly from a $5.7 million loss reported in the prior year's second quarter. Earnings reflect an improving operating margin but were tempered by essentially flat assets under management.
    June 30, 2004 assets under management for the segment were $43.6 billion, compared with $43.8 billion on
June 30, 2003.
    Net flows were negative $2.8 billion in the second quarter of 2004, compared with negative net flows of
$244.3 million in the prior year's second quarter. All product lines experienced net outflows in the current quarter. The quarter's flows included the redemption of a $1.2 billion non-discretionary pension fund, which paid a nominal fee, due to a reallocation of that portfolio. Flows also reflected the liquidation of a $240.0 million structured finance vehicle in response to favorable

                                                    -more-

The Phoenix Companies, Inc...5

market conditions. In the third quarter, Phoenix will recognize a $5.0 million pre-tax realized gain in the general account related to this vehicle.
    Total inflows were $1.8 billion in the second quarter of 2004, compared with $1.9 billion in the prior year's second quarter. Total outflows were $4.5 billion in the second quarter of 2004, compared with $2.1 billion in the prior year's second quarter.

Venture Capital Segment
    The Venture Capital segment had pre-tax income of $4.4 million in the 2004 second quarter, compared with income of $5.8 million in the prior year's second quarter. This segment excludes venture capital investments held by Phoenix Life Insurance Company's closed block.

Corporate and Other Segment
    The Corporate and Other segment had a pre-tax loss of $16.0 million in the second quarter, compared with a
$12.5 million loss in the prior year's second quarter, primarily a result of lower investment earnings on unallocated capital and on a small pension line of business.

INVESTMENT PORTFOLIO
    The company reported net realized investment gains of $8.6 million for the second quarter of 2004, compared with net realized gains of $1.2 million in the prior year's second quarter. The prior year's quarter excludes the impairments of Aberdeen and two other international equity investments.
    Second quarter 2004 net bond impairments were $1.2 million, a significant improvement over the $19.8 million in net impairments in the 2003 second quarter. These net bond impairments include gross impairments of
$2.3 million and $23.7 million, respectively, less gains on previously impaired assets.
    While favorable credit market conditions continued, gross unrealized losses in the bond portfolio increased to $171.4 million at June 30, 2004 from $69.0 million at March 31, 2004, primarily due to higher interest rates. Net unrealized gains in the bond portfolio totaled $339.1 million at June 30, compared with $846.7 million at March 31, also largely a result of higher interest rates.

ADDITIONAL ITEMS

•   Second quarter 2004 net income includes a $3.6 million non-cash charge related to non-recourse CDO investment pools consolidated on Phoenix's balance sheet under FIN 46-R.  Investment gains or losses related to these consolidated CDOs will reverse as these CDOs mature, are liquidated or are deconsolidated.

                                                    -more-

The Phoenix Companies, Inc...6

•   Net income also includes $7.0 million in after-tax restructuring charges related primarily to the sale of the company's retail broker-dealer operations and the transition of information technology infrastructure services to EDS.
•   Realized gains and losses include a $2.7 million after-tax gain from the sale of the company's retail broker-dealer operations.
•   Weighted average common shares outstanding and dilutive potential common shares increased to 101.3 million during the second quarter of 2004, compared to 94.2 million during the second quarter of 2003, primarily related to the effect of the mandatorily convertible equity units issued in December 2002.

CONFERENCE CALL
    The Phoenix Companies, Inc. will host a conference call today at 11:00 a.m. Eastern time to discuss with the investment community Phoenix's second quarter financial results. The conference call will be broadcast live over the Internet at www.PhoenixWealthManagement.com in the Investor Relations section. To listen to the live call, please go to the Web site at least fifteen minutes prior to register, download and install any necessary audio software. The call also can be accessed by telephone at 1-973-321-1020. A replay of the call will be available through August 12, 2004 by telephone at 1-973-341-3080 (passcode 4870145) and on Phoenix's Web site,
www.PhoenixWealthManagement.com in the Investor Relations section.
    The Phoenix Companies, Inc. is a leading manufacturer of life insurance, annuity and asset management products for the accumulation, preservation and transfer of wealth. Through a variety of advisors and financial services firms, the company provides products and services to affluent and high-net-worth individuals and to institutions. Phoenix has corporate offices in Hartford, Connecticut.

FORWARD-LOOKING STATEMENT
       This release may contain forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. The company intends these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management's beliefs about, the company's future strategies, operations and financial results, as well as other statements including words such as "anticipate", "believe,"
"plan," "estimate," "expect," "intend," "may," "should" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include,

                                                    -more-

The Phoenix Companies Inc....7

among others: (i) changes in general economic conditions, including changes in interest and currency exchange rates and the performance of financial markets; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors; (iii) the company's primary reliance, as a holding company, on dividends and other payments from its subsidiaries to meet debt payment obligations, particularly since the company's insurance subsidiaries'
ability to pay dividends is subject to regulatory restrictions; (iv) regulatory, accounting or tax developments that may affect the company or the cost of, or demand for, its products or services; (v)
downgrades in financial strength ratings of the company's insurance subsidiaries or in the company's credit ratings; (vi) discrepancies between actual claims experience and assumptions used in setting prices for the products of insurance subsidiaries and establishing the liabilities of such subsidiaries for future policy benefits and claims relating to such products; (vii) movements in the equity markets that affect our investment results, including those from venture capital, the fees we earn from assets under management and the demand for our variable products; (viii) the company's continued success in achieving planned expense reductions; (ix) the effects of closing the company's retail brokerage operations; and (x) other risks and uncertainties described in any of the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:       Media Relations:  Alice S. Ericson, 860-403-5946
                Investor Relations:  Peter A. Hofmann, 860-403-7100

                                                    -more-

The Phoenix Companies Inc....8

Financial Highlights
Three and Six Months Ended June 30, 2004 and 2003
(Unaudited)
                                                           Three Months                  Six Months
                                                    --------------------------   --------------------------
                                                       2004           2003 (1)       2004          2003 (1)
                                                    -----------    -----------   -----------    -----------

Income Statement Summary ($ in millions)

Revenues                                             $    666.9     $    558.5    $  1,340.7     $  1,217.7

Total Segment Income (2)                                    16.6           11.9          34.1           29.1

Net Income (loss) From Continuing Operations               14.6          (49.2)         30.9          (47.5)

Net Income (loss)                                    $     14.4     $    (49.6)   $     31.0     $    (48.3)

----------------------------------------------------

Earnings Per Share

Weighted Average Shares Outstanding (in thousands) (3)
  Basic                                                  94,644         94,150        94,569         94,099
  Diluted                                               101,294         94,150       101,645         94,099
                                                    ===========     ==========    ==========     ==========
Total Segment Income Per Share
  Basic                                              $     0.18     $     0.13    $     0.36     $     0.31
  Diluted                                            $     0.16     $     0.13    $     0.34     $     0.31
                                                    ===========     ==========    ==========     ==========
Net Income (loss) From Continuing Operations
  Basic                                              $     0.15     $    (0.52)   $     0.33     $    (0.50)
  Diluted                                            $     0.14     $    (0.52)   $     0.30     $    (0.50)
                                                    ===========     ==========    ==========     ==========
Net Income (loss)  Per Share
  Basic                                              $     0.15     $    (0.53)   $     0.33     $    (0.51)
  Diluted                                            $     0.14     $    (0.53)   $     0.30     $    (0.51)
                                                    ===========     ==========    ==========     ==========

----------------------------------------------------

Balance Sheet Summary                                  June          December
 ($ In millions, except share and per share data)      2004            2003
                                                    -----------     ----------
Invested Assets                                      $ 17,079.5     $ 17,229.2
Separate Account Assets                                 6,526.4        6,083.2
Total Assets                                           27,789.8       27,559.2
Indebtedness                                              661.2          639.0
Total Stockholders' Equity                           $  1,921.8     $  1,947.8

Common Shares outstanding (in thousands)                 94,674         94,446
                                                    -----------     ----------
Book Value Per Share                                 $    20.30     $    20.62
Book Value Per Share, excluding
  SFAS 115 and FIN 46-R                                   20.60          20.39

Third Party Assets Under Management                  $ 43,642.4     $ 46,260.5

(1)  As previously disclosed in Phoenix's 2003 Annual Report on Form 10-K, net income and earnings per share amounts for the six and three months ended June 30, 2003 have been restated to reflect a $1.9 million charge, or $0.02 per basic and diluted share, and a $1.8 million charge, or $0.02 per basic and diluted share charge, respectively, related to a change in accounting methodology for certain sponsored collateralized debt obligation pools.

(2)  In addition to net income presented in accordance with Generally Accepted Accounting Principles ("GAAP"),
    Phoenix considers total segment income in evaluating its financial performance. A reconciliation of these measures is provided at the end of this release. Total segment income is an internal performance measure used by Phoenix in the management of its operations, including its compensation plans and planning processes. Management believes that segment income provides additional insight into the underlying trends in Phoenix's operations.

    Total segment income represents income from continuing operations (which is a GAAP measure) before realized investment gains and losses and certain other items.

    * Net realized investment gains and losses are excluded from total segment income because their size and timing are frequently subject to our discretion.

    * Certain other items are excluded from total segment income because we believe they are (i) not indicative of overall operating trends; and (ii) infrequent and material and result from a business restructuring, a change in regulatory requirements, or other unusual circumstances.

    Because certain of these items are excluded based on our discretion and involve judgments by management, inconsistencies in their determination may exist and total segment income may differ from similarly titled measures of other companies.

(3) For diluted total segment income per share amounts, weighted average common shares and dilutive potential shares outstanding were 95,341 and 95,179 for the three and six month periods ended June 30,
    2003, respectively. Diluted total segment income per share amounts are unchanged from the basic total segment and net income per share amounts from the inclusion of potentially dilutive restricted stock units and stock options to weighted average shares outstanding. Potentially dilutive shares were not included in the net income (loss) per share amount because they are anti-dilutive for the three and six months ended
    June 30, 2003.

                                                    -more-

The Phoenix Companies Inc....9

Consolidated Balance Sheet
June 30, 2004 (Preliminary) and December 31, 2003
(in millions, except share data)

                                                                                     2004            2003
                                                                                  ----------      ----------
ASSETS:
Available-for-sale debt securities, at fair value                                 $ 12,944.9      $ 13,273.0
Equity securities, at fair value                                                       319.3           312.0
Mortgage loans, at unpaid principal balances                                           256.4           284.1
Venture capital partnerships, at equity in net assets                                  249.3           234.9
Affiliate equity securities, at equity in net assets                                    47.7            47.5
Policy loans, at unpaid principal balances                                           2,238.7         2,227.8
Other investments                                                                      399.5           402.0
                                                                                  ----------      ----------
                                                                                    16,455.8        16,781.3
Available-for-sale investments pledged as collateral, at fair value                  1,275.4         1,350.0
                                                                                  ----------      ----------
Total investments                                                                   17,731.2        18,131.3
Cash and cash equivalents                                                              623.7           447.9
Accrued investment income                                                              223.7           222.3
Receivables                                                                            206.3           224.9
Deferred policy acquisition costs                                                    1,465.2         1,367.7
Deferred income taxes                                                                   55.4            58.7
Intangible assets with definite lives                                                  247.0           261.8
Goodwill and other indefinite-lived intangible assets                                  494.1           493.2
Other general account assets                                                           216.8           268.2
Separate account assets                                                              6,526.4         6,083.2
                                                                                  ----------      ----------
Total assets                                                                      $ 27,789.8      $ 27,559.2
                                                                                  ==========      ==========
LIABILITIES:
Policy liabilities and accruals                                                     13,069.4      $ 13,088.6
Policyholder deposit funds                                                           3,542.2         3,642.7
Stock purchase contracts                                                               138.3           128.8
Indebtedness                                                                           661.2           639.0
Other general account liabilities                                                      476.4           525.7
Non-recourse collateralized debt obligations                                         1,424.9         1,472.0
Separate account liabilities                                                         6,526.4         6,083.2
                                                                                  ----------      ----------
Total liabilities                                                                   25,838.8        25,580.0
                                                                                  ----------      ----------

MINORITY INTEREST:
Minority interest in net assets of subsidiaries                                         29.2            31.4
                                                                                  ----------      ----------

STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value, 106,376,363 and 106,376,363 shares issued                 1.0             1.0
Additional paid-in capital                                                           2,429.5         2,428.8
Deferred compensation on restricted stock units                                         (3.2)           (3.6)
Accumulated deficit                                                                   (336.9)         (352.7)
Accumulated other comprehensive income                                                  16.9            63.7
Treasury stock, at cost: 11,702,704 and 11,930,647 shares                             (185.5)         (189.4)
                                                                                  ----------      ----------
Total stockholders' equity                                                           1,921.8         1,947.8
                                                                                  ----------      ----------
Total liabilities, minority interest and stockholders' equity                     $ 27,789.8      $ 27,559.2
                                                                                  ==========      ==========

Certain reclassifications have been made to the 2003 financial statements to conform with the 2004 presentation.

                                                    -more-

The Phoenix Companies Inc....10

Consolidated Statement of Income (Unaudited)
Three and Six Months Ended June 30, 2004 and 2003
(in millions)

                                                            Three Months                    Six Months
                                                    ----------------------------   ----------------------------
                                                        2004           2003 (1)         2004           2003 (1)
                                                    ------------    ------------   ------------    ------------
REVENUES:
Premiums                                             $    238.2      $    248.5     $    470.9      $    494.6
Insurance and investment product fees                     154.2           137.0          314.6           273.1
Investment income, net of expenses                        258.9           277.7          537.1           568.8
Net realized investment gains (losses)                     15.6          (104.7)          18.1          (118.8)
                                                    ------------    ------------   ------------    ------------
Total revenues                                            666.9           558.5        1,340.7         1,217.7
                                                    ------------    ------------   ------------    ------------

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends         341.3           348.4          686.9           699.2
Policyholder dividends                                    105.3            94.2          211.2           210.7
Policy acquisition cost amortization                       23.1            25.9           45.7            53.9
Intangible asset amortization                               8.3             8.2           16.6            16.6
Interest expense                                            9.9             9.9           19.7            19.7
Interest expense on non-recourse collateralized
  obligations                                               7.5            12.6           16.4            25.9
Other operating expenses                                  146.8           140.4          292.2           270.7
                                                    ------------    ------------   ------------    ------------
Total benefits and expenses                               642.2           639.6        1,288.7         1,296.7
                                                    ------------    ------------   ------------    ------------
Income (loss) from continuing operations before
  income taxes and minority interest                       24.7           (81.1)          52.0           (79.0)
Applicable income taxes (benefit)                           6.7           (34.2)          14.0           (36.6)
Income (loss) from continuing operations before     ------------    ------------   ------------    ------------
  minority interest                                        18.0           (46.9)          38.0           (42.4)
Minority interest in net income of subsidiaries             3.4             2.3            7.1             5.1
                                                    ------------    ------------   ------------    ------------
Income (loss) from continuing operations                   14.6           (49.2)          30.9           (47.5)
Income (loss) from discontinued operations                 (0.2)           (0.4)           0.1            (0.8)
                                                    ------------    ------------   ------------    ------------
Net income (loss)                                    $     14.4      $    (49.6)    $     31.0      $    (48.3)
                                                    ============    ============   ============    ============

(1)  As previously disclosed in Phoenix's 2003 Annual Report on Form 10-K, net income and earnings per share amounts for the six and three months ended June 30, 2003 have been restated to reflect a $1.9 million charge, or $0.02 per basic and diluted share, and a $1.8 million charge, or $0.02 per basic and diluted share charge, respectively, related to a change in accounting methodology for certain sponsored collateralized debt obligation pools. Certain other reclassifications have been made to the 2003 financial statements to conform with the 2004 presentation.

                                                    -more-

The Phoenix Companies Inc....11

Reconciliation of Income Measures (Unaudited)
Three and Six Months Ended June 30, 2004 and 2003
(in millions)

                                                            Three Months                    Six Months
                                                    ----------------------------   ---------------------------
                                                        2004           2003 (1)         2004           2003 (1)
                                                    ------------    ------------   ------------    -----------
Segment Income
Life insurance                                       $     29.9      $     29.2     $     52.9      $    52.4
Annuities                                                   3.9            (1.4)           6.7           (6.6)
                                                    ------------    ------------   ------------    -----------
Life and annuity segment                                   33.8            27.8           59.6           45.8
Asset management segment                                    0.1            (5.7)           0.2          (11.5)
Venture capital segment                                     4.4             5.8           16.0           29.7
Corporate and other segment                               (16.0)          (12.5)         (28.7)         (23.9)
                                                    ------------    ------------   ------------    -----------
Total segment income, before income taxes                  22.3            15.4           47.1           40.1
Applicable income taxes                                     5.7             3.5           13.0           11.0
                                                    ------------    ------------   ------------    -----------
Total segment income                                       16.6            11.9           34.1           29.1

Realized investment gains (losses), after
  income taxes and other offsets                            8.6           (59.2)          10.3          (71.6)
Realized losses from collateralized debt obligations       (3.6)           (0.1)          (4.6)          (2.0)
Income (loss) from discontinued operations, net of
  income taxes                                             (0.2)           (0.4)           0.1           (0.8)
Restructuring charges, net of income taxes                 (7.0)           (1.8)          (8.9)          (3.0)
                                                    ------------    ------------   ------------    ------------
Net income (loss)                                    $     14.4      $    (49.6)    $     31.0      $   (48.3)
                                                    ============    ============   ============    ============

(1) As previously disclosed in Phoenix's 2003 Annual Report on Form 10-K, net income and earnings per share amounts for the six and three months ended June 30, 2003 have been restated to reflect a $1.9 million charge, or $0.02 per basic and diluted share, and a $1.8 million charge, or $0.02 per basic and diluted share, respectively, related to a change in accounting methodology for certain sponsored collateralized debt obligation pools.

    Note: For additional information, see our financial supplement at PhoenixWealthManagement.com.

                                                     ###